Exhibit 99.2

Second Quarter 2019 Earnings Call Presentation August 1, 2019

Forward - Looking Statements This presentation contains forward - looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward - looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward - looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment. Words such as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or var iat ions of such words or similar expressions are intended to identify forward - looking statements. The forward - looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from wha t i s contained in a forward - looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regu lat ory commissions' decisions; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' ac tions concerning rate relief; increased risk of inverse condemnation losses as a result of climate conditions; the adequacy of our efforts to mitigate physical security and cybersecurity risks and threats; changes in tax laws, the interpretation of tax laws, and accounting policies; changes in construction costs and availability of resources; electric power interruptions, especially as a result of new Public Safety Power Shutoff programs for the 2019 fire season as we develop approaches to manage that risk; the ability to successfully implement conservation measures; changes in customer water use patterns; the impact of weather and climate on water sales and operating re sults; and, other risks and unforeseen events. When considering forward - looking statements, you should keep in mind the cautionary statements included in this paragraph, as we ll as the annual 10 - K, quarterly 10 - Q, and other reports filed from time - to - time with the Securities and Exchange Commission (SEC ). The Company assumes no obligation to provide public updates of forward - looking statements.

Today’s Participants Marty Kropelnicki President & CEO Tom Smegal Vice President, CFO & Treasurer Paul Townsley Vice President , Corporate Development and Chief Regulatory Officer Dave Healey Vice President, Controller

Presentation Overview • Our Operating Priorities • Financial Results, Second Quarter and YTD • Financial Highlights • EPS Bridge, Second Quarter and YTD • Capital Investment Update • 2018 California General Rate Case (GRC) • Wildfires and Public Safety Power Shutoffs (PSPS) • Travis Air Force Base (TAFB) • Decoupling Balancing Account Update • Outlook for R emainder of 2019 • Cap Ex 2008 Recorded to 2021 Projected • Rate Base 2014 Recorded to 2022 P rojected • Summary

Our Operating Priorities

Financial Results: Second Quarter (amounts are in millions, except for EPS) Q2 2018* Q2 2019 Variance Operating Revenue $174.9 $179.0 2.3% Operating Expenses $148.1 $152.0 2.6% Net Interest Expense $9.8 $11.3 14.5% Net In come $14.8 $17.0 14.8% EPS $0.31 $0.35 14.6% Capital Investments $63.3 $62.0 - 2.1% *Reflects Q2 2018 results as disclosed in the second quarter 2019 Form 10 - Q.

Financial Results: Year - to - Date (amounts are in millions, except for EPS) YTD 2018* YTD 2019 Variance Operating Revenue $309.5 $305.1 - 1.4% Operating Expenses $272.8 $277.7 1.8% Net Interest Expense $18.5 $21.5 16.0% Net Income $14.0 $9.4 - 33.4% EPS $0.29 $0.19 - 33.5% Capital Investments $133.9 $121.9 - 9.0% * Reflects 2018 results as disclosed in the second quarter 2019 Form 10 - Q.

Q2 2019 Financial Highlights • Net Income increased by $2.2 million to a total of $17 million, largely attributable to: o Reduction in business development expenses of $3.4 million o Increase in recognition of equity funds used in construction of $1 million o Rate increases of $5.1 million, offset by operating expense increases which included $1.3 million in depreciation expense, $1.1 million wages, and increased outside services and property taxes o $ 1.5 million increase in net interest expense • Unbilled revenue accrual was $0.2 million higher than in the 2 nd quarter of 2018 o Lack of rebound from 1 st quarter was due to continued cooler weather in June

EPS Bridge Q2 2018 to Q2 2019 *Reflects Q2 2018 results as disclosed in the second quarter 2019 Form 10 - Q. $0.31 $0.08 $0.05 $0.350 $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $0.45 $0.50 - $ 0.07 $0.02 - $ 0.04

EPS Bridge YTD 2018 to YTD 2019 *Reflects 2018 results as disclosed in the second quarter 2019 Form 10 - Q. $0.29 $0.15 $0.06 $0.19 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $ 0.03 - $ 0.11 - $ 0.10 - $ 0.13

Capital Investment Update • Year to date company and developer - funded capital investments were $121.9 million, a decrease of 9.0% compared to 2018 o The decrease in utility plant investment is due to weather delays in the first and second quarters and the impact of the GRC • 2019 capital spending levels are pending regulatory approvals as part of the 2018 GRC and we will provide more clarity on targets later in the year o Projections of cap ex through 2021 shown later in these slides reflect the full $828.5 million request and timing proposed in the GRC • In June, the company refinanced $400 million of debt through a private placement, replacing $300 million of variable - rate securities issued in 2018 and an expiring $100 million 10 - year bond issued in 2009

2018 California General Rate Case • Cal Water filed its 2018 GRC on July 2 , 2018, requesting $828.5 million in capital investments over the period 2019 - 2021 • Three municipalities and the California Public Advocate (Cal PA) are participating in the case • Parties have been engaged in settlement discussions for the last several months o Two days of evidentiary hearings were held in July, with more anticipated in early August

• Cal Water has been active in addressing wildfire risk in our service area in 2019 o California electric utilities have received permission to implement PSPS which will likely impact water system reliability o After the end of the second quarter, we have procured additional generators, booster pumps, and other equipment to ensure water system reliability during PSPS o We have been actively working with electric utilities to manage the impact of PSPS on critical infrastructure • We are focused on liability legislation, operational training, and emergency system enhancements o Broad coalition of water suppliers and cities support legislation limiting liability for fires not caused by the water provider o We have completed emergency operations training internally and with many communities we serve Wildfires and Public Safety Power Shutoffs

Travis Air Force Base • Cal Water began operations at TAFB on July 1 st as a regulated California district • We expect to make $12.5 million of initial improvements within the next two years and approximately $52 million of improvements over the 50 - year life of the contract • Under the regulated model, the company will request rates to earn a regulated return on these investments through its GRC

Decoupling Balancing Account Update • Cal Water Q2 2019 sales were 83% of adopted estimates • The net WRAM receivable balance is $61.3 million, up from $56.1 million at year - end 2018 • Change in adopted sales due to triggering the Sales Reconciliation Mechanism (SRM), which allows for a true - up when annual sales are above or below adopted sales by more than 5% • Had the SRM not been in place, lowering sales estimates in base rates, the WRAM/MCBA balance would have been $5.8 million higher at the end of Q2

Net WRAM Receivable Balance (in millions; end - of - year balance) $46.1 $46.3 $47.1 $42.0 $39.2 $69.1 $56.1 $61.3 $0 $10 $20 $30 $40 $50 $60 $70 $80 2012 2013 2014 2015 2016 2017 2018 Q2 2019

Outlook for the Remainder of 2019 • We are hopeful that settlement talks in the GRC will be fruitful. Any settlement will be made in a noticed public filing. • We are expanding regional call center efforts to improve customer service based on the successful launch of our Southern California regional call center. • Wildfire response planning is ongoing. We expect to incur equipment lease costs of $2 - 3 million plus incremental capital investments for the remainder of the year which we expect to be recovered in a future period after regulatory review. o We are leasing additional equipment in 2019 to be ready for peak fire season because of long lead times to purchase equipment

Capital Investment History and Projection (in millions) *2019 - 2021 include capital investments proposed to the California Public Utilities Commission (CPUC) and subject to change based on regulatory outcome and other factors. $99 $108 $113 $111 $118 $116 $131 $177 $229 $259 $272 $290 $285 $265 $0 $50 $100 $150 $200 $250 $300 $350 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 *2019 *2020 *2021 YTD $121.9M CAGR = 10.6% (2008 - 2018)

Regulated Rate Base of CWT (in millions) * Includes allowable additions of up to $197 million for advice letter recognition when projects are complete and in service. ** 2020 - 2022 reflect rate base proposed in California GRC plus estimated rate base in other subsidiaries and are subject to change based on the regulatory process. $978 $1,004 $1,058 $1,241 $1,119 $ 1,399* $1,700 $1,890 $2,075 $0 $500 $1,000 $1,500 $2,000 $2,500 2014 2015 2016 2017 2018 Est. 2019 **2020 **2021 **2022

Wrapping Up • Company focus is on the California GRC and supporting settlement efforts with the Office of Public Advocates • Three - pronged approach to wildfire risk (legislation, operational readiness, and infrastructure improvement) • Third year of the current California GRC cycle, with limited rate relief • Extended period of wetter, cooler weather through June did not reverse the effect of the first quarter on unbilled revenue or the WRAM balance

Discussion